Exhibit (j)

                       Consent of Independent Accountants


We hereby consent to the use in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated December 20, 2000, relating to the financial statements and financial highlights appearing in the October 31, 2000 Annual Report to Shareholders of Scudder Latin America Fund which is also included in the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Management of the Funds", "Audit Committee" and "Financial Statements and Experts" in the Prospectus/Proxy Statement dated August 27, 2001.



PricewaterhouseCoopers LLP

Boston, Massachusetts
August 27, 2001

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our reports dated December 8, 2000 and June 11, 2001, relating to the financial statements and financial highlights appearing in the October 31, 2000 Annual Report and April 30, 2001 Semi-Annual Report to Shareholders of The Argentina Fund, Inc., respectively, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Management of the Funds", "Audit Committee", and "Financial Statements and Experts" in the Prospectus/Proxy Statement dated August 27, 2001.





PricewaterhouseCoopers LLP

Boston, Massachusetts
August 27, 2001